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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



        Date of report (Date of earliest event reported): March 15, 2002



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



 Pennsylvania                          33-70992                  23-269963
(State or other               (Commission File Number)       (I.R.S. Employer
jurisdiction of                                             Identification No.)
 incorporation)



       200 Plant Avenue
       Wayne, Pennsylvania                                          19087
      (Address of principal executive offices)                   (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340


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Item 5.  Other Events.

         On March 15, 2002, the Company and Stitch Networks Corporation ("Stitch") and each of Stitch's stockholders entered into a binding letter of intent pursuant to which Stitch would merge with and into a wholly-owned subsidiary of the Company. The letter provides that at the time of the merger, the stockholders of Stitch would receive in exchange for their Stitch shares an aggregate of 24,000,000 shares of common stock of the Company and warrants to purchase up to 8,000,000 shares of common stock of the Company at $.40 per share exercisable at any time prior to June 30, 2002.

         Any statements set forth above concerning the letter of intent are not necessarily complete, and in each such instance, reference is made to the document, a copy of which is filed herewith as an Exhibit. Each such statement is qualified in its entirety by such reference.


Item 7. Exhibits.

         (c) The following Exhibit is filed as part of this Form
8-K:

         Exhibit No.                       Description
         -----------                       -----------
            10.1                  Letter Agreement between the
                                  Company, Stitch Networks Corporation,
                                  David H. Goodman, Pennsylvania Early
                                  Stage Partners, L.P., and Maytag
                                  Holdings, Inc. dated March 15, 2002

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 USA TECHNOLOGIES, INC.

                                                 By:/s/George R. Jensen, Jr.
                                                    ------------------------
                                                       George R. Jensen, Jr.,
                                                       Chief Executive Officer
March 21, 2002


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